CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Arte Invest Corporation

We consent to the incorporation in the Registration Statement on Form S-1 for Arte Invest Corporation and its subsidiary of our report dated March 17, 2008 on our audits of the financial statements of Arte Invest Corporation as of December 31, 2007 and 2006 and for the years then ended, which reports are incorporated in the Form S-1.

CHILD, VAN WAGONER & BRADSHAW, PLLC

Salt Lake City, Utah

April 10, 2008